Exhibit 99.1

EverBank Financial Corp to acquire Business Property Lending, Inc. from GE Capital Real Estate

•	Acquisition accelerates strategic growth plans
•	Adds strong small and midsize business lending capability
•	Diversifies balance sheet into high quality commercial business property loans
•	Immediately accretive to EPS and ROE
•	Conference call today at 8:30AM ET

JACKSONVILLE, FL, July 2, 2012 - EverBank Financial Corp (NYSE: EVER) (the “Company”) and General Electric Capital Corporation announced today that they have executed a definitive agreement under which EverBank, a subsidiary of the Company, will acquire Business Property Lending (“Business Property”), a business unit of GE Capital Real Estate, North America.

Business Property originates and services commercial real estate loans for essential use properties owned or leased by small and midsize businesses nationwide.

Under the terms of the agreement, EverBank will acquire the stock of Business Property Lending, Inc., which at the closing of the transaction will hold the origination and servicing platform for Business Property, for a purchase price of $2.51 billion in cash. No debt will be assumed in the acquisition. The transaction includes approximately $2.44 billion of performing commercial loans, the origination and servicing platforms, 108 employees and servicing rights on $3.1 billion of loans securitized by GE Capital. The transaction is expected to close in the fourth quarter of 2012, subject to regulatory approval and customary closing conditions.

“Today’s announcement represents a compelling strategic expansion into business property lending in key metropolitan areas where EverBank currently has significant lending, leasing and deposit customers,” commented Robert Clements, Chairman of the Board and Chief Executive Officer of the Company. “We believe this fully integrated, high quality franchise will accelerate EverBank’s strategic growth plans and will further enhance and diversify our robust, nationwide asset generation capabilities. In addition, the financial benefits of the transaction are attractive, resulting in near term accretion to EPS and ROE.”

Key metrics associated with the transaction include:

•	Immediate low double digit EPS accretion
•	~100 bps ROE accretion
•	Pro forma assets of $16.2 billion[1]
•	Pro forma Tier 1 common ratio of 11.8%[1]

Business Property currently has 14 offices located in Redmond, WA, San Francisco, CA, Pleasanton, CA, Irvine, CA, Chicago, IL, St. Louis, MO, Austin, TX, Houston, TX, Alpharetta, GA, Shelton, CT, Norwalk, CT, Fort Washington, PA, Orlando, FL and Jupiter, FL. EverBank expects to retain the management team and grow the business from current levels. The acquisition will add high quality nationwide commercial origination and loans which we anticipate will diversify EverBank’s balance sheet and asset generation.

1 As of March 31, 2012, including the warehouse finance acquisition completed in April 2012, the conversion of the Company’s Series B Preferred Stock into shares of common stock and proceeds from the IPO.

“We are excited to bring on board an experienced, well managed team with a history of strong origination volume and credit quality to strategically expand EverBank’s asset generation capabilities and customer product offering,” added Blake Wilson, the Company’s President and Chief Operating Officer. “We expect the diversification benefits to our product offering, loan portfolio, asset generation and earnings from this transaction will be strong.”

Alec Burger, President, GE Capital Real Estate, North America division said, “The sale of Business Property to EverBank is a strong strategic win and is consistent with our stated strategy to reduce the overall size of our real estate portfolio. We are excited by this new chapter for the Business Property team.”

The transaction has been approved by the boards of directors of both companies.

In addition to the information contained in this announcement, an Investor Presentation has been posted to EverBank’s website containing additional information regarding this transaction.

Conference Call

EverBank intends to host a conference call to review this announcement at 8:30 a.m. Eastern Time Monday, July 2, 2012. The conference call can be accessed live by dialing 1-877-941-1427, or for international callers, 1-480-629-9664. A replay will be available at 11:00 a.m. and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 4550197. The replay will be available until July 9, 2012 at 11:59 p.m.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call and access the Investor Presentation by logging onto the Investor Relations section of the Company’s website at www.abouteverbank.com/ir.

Advisors

BofA Merrill Lynch acted as the financial advisor to EverBank and Sullivan & Cromwell LLP acted as its legal advisor on the transaction. Goldman Sachs also acted as an advisor to EverBank and Gateway Asset Management LLC provided loan diligence. Deutsche Bank Securities acted as financial advisor to GE Capital and Weil, Gotshal & Manges LLP acted as its legal advisor.

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About EverBank Financial Corp

EverBank Financial Corp provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $13.8 billion in assets and $10.6 billion in deposits as of March 31, 2012. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses. EverBank provides services to customers through the Internet, over the phone, through the mail and at its Florida-based financial centers. More information on EverBank can be found at www.abouteverbank.com/ir.

About GE Capital Real Estate

GE Capital Real Estate is a leading commercial real estate company, with global assets of $61 billion and debt and equity activities in North America, Europe and Asia-Pacific. It has 10,000 properties owned or financed worldwide covering more than 150 million square feet. As a unit of General Electric Company (NYSE: GE), it can offer access to the strength, industry knowledge and global reach of one of the world’s leading companies. Learn more at GE Capital Real Estate.com

Forward Looking Statements

This news release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 including our outlook and expectations with respect to the acquisition of Business Lending, the consequences of its integration into EverBank and the impact of the acquisition on the Company’s future performance. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s asset growth and earnings, industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and which may cause our actual results and performance to be materially different from the future results or performance expressed or implied by such forward-looking statements. Forward-looking statements in this press release are subject to the following risks and uncertainties related to the acquisition and the integration of Business Property into EverBank following the closing, including but not limited to: the receipt of regulatory and other applicable approvals, the timing of which cannot be predicted and which may not be received at all; the expenses necessary to complete the acquisition and integration of Business Property may be substantially more than currently estimated and may take longer than anticipated; the projected benefits, including the anticipated diversification benefits to EverBank’s product offering, loan portfolio, asset generation and earnings may not be as significant or may take longer to achieve; and strategic growth may be more difficult to achieve than expected. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the Securities and Exchange Commission, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to revise these statements following the date of this news release, except as required by law.

For EverBank

Media Contact Greg Faje / Tara McDonnell Brunswick Group 212-333-3810	Investor Relations 877.755.6722 investor.relations@everbank.com

For GE Capital

Nancy Nyikes

Marketing Communications Manager

GE Capital Real Estate North America

T 314 205 3540

C 314 306 6794

F 866 699 0640

nancy.nyikes@ge.com

Source: EverBank.